Exhibit 8(c)

(Execution Copy)

Amendment No. 1 to Fund Participation Agreement

This Amendment No. 1 (the “Amendment”), effective the latter date of execution by all parties hereto (the “Effective Date”), by and among Prudential Retirement Insurance and Annuity Company (the “Company”), Prudential Investment Portfolios, Inc. (“PIP” or the “Fund”), Prudential Investment Management Services LLC (the “Underwriter”) and Prudential Investments LLC (the “Adviser”) to the Fund Participation Agreement dated and effective October 30, 2009 (the “Agreement”).

WITNESSETH:

WHEREAS, the Company, the Fund, the Underwriter and the Adviser (the “Parties”) have entered into the Agreement under which shares in the Series of the Fund(s) listed in Schedule B to the Agreement may be purchased by the Company on behalf of its separate accounts (“Accounts”) to fund certain variable annuity contracts supported partially or wholly by the Accounts (the “Contracts”) that are listed in Schedule A to the Agreement;

WHEREAS, the Parties desire to amend Schedule A of the Agreement to update the list of Contracts;

WHEREAS, the Parties desire to amend Schedule B of the Agreement to update the Fund list in Schedule B of the Agreement to add Prudential Real Assets Fund, a Series of Prudential Investment Portfolios 3;

WHEREAS, Prudential Investment Portfolios 3 desires to evidence its acceptance of the Agreement on behalf of its Series, Prudential Real Assets Fund;

WHEREAS, the Parties desire to amend the Agreement to whereby the reference to “Fund” shall mean to refer to each of PIP and Prudential Investment Portfolios 3;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties agree as follows:

1.      Definitions. All terms used and not defined herein shall have the respective meanings assigned to them in the Agreement.

2.      Effect of this Amendment. The Agreement, as modified and amended by this Amendment, is in all respects ratified and confirmed. The Agreement and this Amendment shall be read, taken, and construed as one and the same instrument. Upon the execution of this Amendment, the Agreement shall be modified and amended in accordance herewith. In the event of a conflict between this Amendment and the Agreement, this Amendment shall control.

3.      Definition of “Fund.” The introductory paragraph of the Agreement preceding the first “Whereas” clause is deleted and replaced with the following:

(Execution Copy)

THIS AGREEMENT, made and entered as of the 30th day of October, 2009, as it may be amended from time to time, by and among PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY (the “Company”), a stock life insurance company organized under the laws of the State of Connecticut , on its own behalf and on behalf of its separate accounts (the “Accounts”); PRUDENTIAL INVESTMENT PORTFOLIOS, INC. (“PIP”), an open-end management investment company organized under the laws of Maryland ; PRUDENTIAL INVESTMENT PORTFOLIOS 3, an open-end management investment company organized under the laws of Delaware (“PIP 3” and with PIP, collectively referred to as the “Funds” and individually as the “Fund”); PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC (the “Underwriter”), a Delaware limited liability company and PRUDENTIAL INVESTMENTS LLC (the “Adviser”), a New York limited liability company.

4.      Fund Representations. Section 2.6 of the Agreement is deleted and replaced with the following:

2.6. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the respective state of its organization and that it does and will comply in all material respects with the 1940 Act.

5.      Notices. Article VIII, Notices, is amended to delete the text under “If to the Fund” and replace it with the following:

If to the Fund, as applicable:

Prudential Investment Portfolios, Inc. on behalf of Prudential Asset Allocation Fund

Gateway Center Three

100 Mulberry Street, 4th Floor

Newark, NJ 07102-4077

Attention: Secretary

Prudential Investment Portfolios 3 on behalf of Prudential Real Assets Fund

Gateway Center Three

100 Mulberry Street, 4th Floor

Newark, NJ 07102-4077

Attention: Secretary

6.      Schedule A. Schedule A to the Agreement is hereby deleted in its entirety and replaced with a new Schedule A, which is attached hereto and incorporated herein by this reference.

7.      Schedule B. Schedule B to the Agreement is hereby deleted in its entirety and replaced with a new Schedule B which is attached hereto and incorporated herein by this reference.

(Execution Copy)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY	PRUDENTIAL INVESTMENT PORTFOLIOS, INC.

By: /s/ Joan L. Bozek	By: /s/ Scott E. Benjamin

Print Name: Joan L. Bozek	Print Name: Scott E. Benjamin

Title: Vice President	Title: Vice President

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC	PRUDENTIAL INVESTMENTS LLC

By: /s/ Scott E. Benjamin	By: /s/ Scott E. Benjamin

Print Name: Scott E. Benjamin	Print Name: Scott E. Benjamin

Title: Executive Vice President	Title: Executive Vice President

PRUDENTIAL INVESTMENT PORTFOLIOS 3

By: /s/ Scott E. Benjamin

Print Name: Scott E. Benjamin

Title: Vice President

(Execution Copy)

SCHEDULE A

Prudential Retirement Security Annuity III (which shall be wholly invested in the Series of PIP listed in Schedule B hereto)

Prudential Retirement Security Annuity IV (which shall be wholly invested in the Series of PIP listed in Schedule B hereto)

unregistered group annuity contracts supported by SA-RA1 that are issued to employer-sponsored retirement plans (which shall be wholly invested in the Series of PIP 3 listed in Schedule B hereto)

(Execution Copy)

SCHEDULE B

Prudential Asset Allocation Fund (formerly named “Prudential Dryden Asset Allocation Fund”), a Series of Prudential Investment Portfolios, Inc.

Prudential Real Assets Fund, a Series of Prudential Investment Portfolios 3